Exhibit 3.1

Effective as of February 27, 2008

As amended January 19, 2011

and February 24, 2011

AMENDED AND RESTATED BY-LAWS

OF

SUSQUEHANNA BANCSHARES, INC.

ARTICLE I

OFFICES

Section 1.1 The registered office of the corporation shall be located at 26 North Cedar Street, Lititz, Pennsylvania.

Section 1.2 The corporation may also have offices at such other places as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1 All meetings of the shareholders shall be held at the registered office or such other places, either within or without the Commonwealth of Pennsylvania, as the board of directors may from time to time determine.

Section 2.2 A meeting of shareholders shall be held in each calendar year for the election of directors and the transaction of whatever other business properly may be brought before said meeting at such time and place as the board of directors shall determine.

Section 2.3. Unless a greater period of notice is required by statute in a particular case, notice of the annual meeting specifying the place, date and hour of the annual meeting shall be given at least five days prior to the meeting to each shareholder of record on the date fixed as a record date entitled to vote thereat, or if no record date be fixed, then of record ten days next preceding the date of the meeting, at such address as appears on the books of the corporation.

Section 2.4 Except as otherwise provided by statute or by the articles of incorporation, special meetings of the shareholders, for any proper purpose or purposes, may be called at any time by the chairman of the board, if there is one, the president, or the board of directors, or the holders of not less than one-fifth of all the shares issued and outstanding and entitled to vote at the particular meeting, upon written request, in proper form, delivered to the secretary of the corporation. Such request shall state a proper purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the secretary to notice a special meeting of the shareholders to be held at such time, not less than ten nor more than sixty days thereafter, as the secretary may fix. If the secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling and entitled to call the meeting may do so.

Section 2.5. Notice of any special meeting of shareholders, stating the place, the date and hour and the purpose or purposes of the meeting, shall be given to each shareholder entitled to vote thereat at such address as appears on the books of the corporation, at least ten days before such meeting, except, if such special meeting is called by or is called pursuant to a request by any shareholder as such, the notice shall be given at least twenty days before the date of such meeting unless a greater period of notice is required by statute in a particular case.

Section 2.6. Business transacted at all special meetings shall be confined to the business and purposes stated in the call.

Section 2.7. The holders, present in person or represented by proxy, of a majority of the issued and outstanding shares entitled to vote, shall be necessary to constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the articles of incorporation or by these by-laws. If, however, any meeting of shareholders cannot be organized because a quorum has not attended, the shareholders entitled to vote thereat, present in person or by proxy, shall have power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, and those who attend or participate at the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors. At any adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 2.8. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting powers, present in person or represented by proxy, shall decide any question brought before the shareholders at such meeting, unless the question is one for which, by express provision of statute or of the articles of incorporation or of these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 2.9. Except as otherwise provided by statute or the articles of incorporation, at every shareholders’ meeting every shareholder entitled to vote shall have the right to one vote for every share having voting power standing in his name on the books of the corporation.

Section 2.10. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate actions in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be filed with the secretary of the corporation. A proxy may be executed in writing by the shareholder or by his duly authorized attorney-in-fact. In addition, a telegram, telex, cablegram, datagram or similar transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact (or other proxy transmitted as permitted by law, including, without limitation, by Internet, interactive voice response system or other means of electronic transmission) shall be treated as properly executed for purposes of this section; provided that such transmission sets forth or is submitted with information from which it can be determined that the transmission was authorized by the shareholder. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the secretary of the corporation. Unless a longer time is expressly provided therein, no unrevoked proxy shall be voted on or after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker unless before the vote is counted or the authority is exercised written notice of such death or incapacity is given to the secretary of the corporation.

Section 2.11. The officer or agent having charge of the transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that if the corporation has 5,000 or more shareholders, in lieu of the making of the list, the corporation may make the information therein available at the meeting by any other means. Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.

Section 2.12. In advance of any meeting of shareholders, the board of directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three. No person who is a candidate for office shall act as a judge. The judges of election shall do all such acts as may be proper to conduct the election or vote with fairness to all shareholders, and shall make a written report of any matter determined by them and execute a certificate of any fact found by them, if requested by the chairman of the meeting or any shareholder or his proxy. The decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. If any judge of election shall not be present at a meeting the vacancy shall be filled by the chairman of the meeting.

Section 2.13.

(a) Nominations of persons for election to the board of directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) by or at the direction of the board of directors, (ii) pursuant to the corporation’s notice of meeting (or any supplement thereto) or (iii) by any shareholder of the corporation who is entitled to vote at the meeting and who complies with the notice procedures set forth in subsections (b) and (c) of this Section 2.13 and who was a shareholder of record at the time such notice is delivered to the secretary of the corporation. No person may be nominated pursuant to this Section 2.13 if such nomination would violate the provisions of Section 4.3.

(b) For nominations or other business to be properly brought before an annual meeting by a shareholder, pursuant to clause (iii) of subsection (a) of this Section 2.13 (or before a special meeting of shareholders pursuant to subsection (d) of this Section 2.13), the shareholder must have given timely notice thereof in writing to the secretary of the corporation and any such proposed business other than the nominations of persons for election to the board of directors must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not less than one hundred twenty days prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that if the corporation did not hold an annual meeting the preceding year or if the date of the annual meeting is changed by more than thirty days from the date of the preceding year’s annual meeting, to be timely, notice by the shareholder must be delivered not later than the one hundred twentieth day prior to the date of the annual meeting (or, if later, the tenth day following the day on which public announcement is first made of the date of the annual meeting). In no event shall the adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case including any successor Rule or regulation thereto, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of any beneficial owner on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as they appear on the corporation’s books, and the name, address and telephone number of such beneficial owner, (B) the number and class of shares of capital stock of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (C) a description of any and all agreements, arrangements or understandings entered into by the shareholder or its affiliates with respect to equity securities of the corporation, including any put or call arrangements, derivative securities, short positions, borrowed shares or swap or similar arrangements, specifying in each case the effect of such agreements, arrangements or understandings on any voting or economic rights of equity securities of the corporation, in each case as of the date of the notice and in each case describing any changes in voting or economic rights which may arise pursuant to the terms of such agreements, arrangements or understandings, (D) to the extent not covered by clauses (B) and (C), any disclosures that would be required pursuant to Item 5 or Item 6 of Schedule 13D if the requirements therein were applicable to the shareholder, and a representation as to whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from shareholders in support of such proposal or nomination and (E) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination. If, after the shareholder has delivered such notice, any information required to be contained in such notice as described in clauses (A) through (E) above changes prior to the date of the meeting, such notice shall be deemed to be not in compliance with this Section 2.13 and not effective unless such shareholder, within three New York Stock Exchange business days of the date of the event causing such change in information, delivers to the secretary of the corporation an updated notice containing such change. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule l4a-8 (or any successor thereto) promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

(c) Subject to Section 2.6, nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the notice or waiver of notice of the meeting (i) by or at the direction of the board of directors, (ii) by the shareholder or shareholders who called such meeting or (iii) by any other shareholder of the corporation who is entitled to vote at such meeting, who complies with the notice procedures set forth in this Section 2.13 and who is a shareholder of record at the time such notice is delivered to the secretary of the corporation. Nominations by such other shareholders of persons for election to the board of directors may be made at such special meeting of shareholders if the shareholder’s notice as required by subsection (b) of this Section 2.13 shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not later than the ninetieth day prior to the date of the special meeting (or, if later, the tenth day following the day on which public announcement is first made of the date of the special meeting). In no event shall the adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

(d) Other than as set forth in Section 4.4 hereof, only persons who are nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.13. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.13 and, if any proposed nomination or business is not in compliance with this Section 2.13, to declare that such defective proposal or nomination shall be disregarded.

ARTICLE III

INFORMAL ACTION BY SHAREHOLDERS

Section 3.1. Except as otherwise provided in the articles of incorporation, any action required to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken, shall be signed by all, but not less than all, of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the secretary of the corporation.

ARTICLE IV

DIRECTORS

Section 4.1. The number of directors which shall constitute the whole board shall be such number as the board of directors may determine but shall not be less than five.

Section 4.2 Each director who is serving as a director immediately prior to the annual meeting of shareholders in 2009 shall hold office until the expiration of the term for which he has been elected and until his successor shall be elected and shall qualify, or until his earlier death, resignation or removal. At each annual meeting of shareholders commencing with the annual meeting of shareholders in 2009, each director who does not have a continuing term as provided in the foregoing sentence (and each director for whom a continuing term has expired) shall be elected and shall hold office until the annual meeting next succeeding his or her election and until his successor shall be elected and shall qualify, or until his earlier death, resignation or removal from office.

Notwithstanding the foregoing, the term of any director elected to fill a vacancy in the board of directors shall be as set forth in Section 4.4

Section 4.3. Nominations for election to the board of directors may be made in accordance with the provisions of Section 2.13, except that no person shall be nominated who will attain the age of seventy-two years on or before April 10, in the year of the annual meeting or, in the event the annual meeting is to be held prior to April 10 in such year, if he shall attain the age of seventy-two years prior to such annual meeting date.

Section 4.4. Any vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority of the board. Each director so selected may be a director until his successor is elected by the shareholders, who shall make such election at the annual meeting of shareholders next succeeding his selection, or at any special meeting called for that purpose prior thereto. If a director is elected by the shareholders to be a successor to a director who initially was selected by the board of directors to fill a vacancy resulting from an increase in the number of directors, he shall hold office until the annual meeting next succeeding his or her election and until his successor shall be elected and shall qualify, or until his earlier death, resignation or removal. If a director is elected by the shareholders to be a successor to a director who initially was selected by the board of directors to fill a vacancy resulting from the death, resignation or removal from office of a director, he shall hold office for the remainder of the term of the director whose departure from the board of directors caused the vacancy. A director selected by the board of directors to fill a vacancy may be elected by the shareholders to succeed himself.

Section 4.5. Anything herein to the contrary notwithstanding, the office of any director shall be considered vacant at the then current annual meeting if said director shall attain the age of seventy-two years prior to April 10, in the applicable year, or in the event the annual meeting shall be held before April 10, in such year if the director shall attain the age of seventy-two years before such annual meeting. In all other cases, a director shall be deemed to have attained the age of seventy-two years for purposes of this section on January 1, of the year next following his attaining the age of seventy-two years. Every director shall be the owner, in his own right, of at least one hundred shares of the corporation’s stock. Evidence of ownership shall be the list of shareholders prepared by the officer having charge of the stock ledger.

Section 4.6. Notwithstanding any other provisions in these by-laws or in the corporation’s articles of incorporation and notwithstanding the fact that some lesser percentage may be specified by law, any director, any class of directors or the entire board of directors may be removed at any time by the shareholders, with or without cause, but only by the affirmative vote of the holders of at least seventy-five percent of the outstanding shares of capital stock entitled to vote generally in the election of directors (considered for this purpose as one class). Notwithstanding the foregoing, and except as otherwise provided by law, whenever the holders of any one or more series of preferred stock of the corporation shall have the right, voting separately as a class, to elect one or more directors, the provisions of this Section 4.6 shall not apply with respect to the director or directors elected by the holders of such preferred stock.

Section 4.7. The business and affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws required to be exercised and done by the shareholders.

LIABILITY OF DIRECTORS

Section 4.8. No person who is or was a director of this corporation shall be personally liable for monetary damages for any action taken, or any failure to take any action, as a director unless:

(a) the director has breached or failed to perform the duties of his office as set forth in Section 8363 of the Pennsylvania Directors’ Liability Act (42 Pa. C.S. Section 8363); and

(b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

This provision of the Bylaws shall not apply to:

(1) the responsibility or liability of a director pursuant to any criminal statute; or

(2) the liability of a director for the payment of taxes pursuant to local, state or Federal law.

If Pennsylvania law hereafter is amended to authorize the further elimination of limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Pennsylvania law.

MEETINGS OF THE BOARD

Section 4.9. The meetings of the board of directors may be held at such place within the Commonwealth of Pennsylvania or elsewhere as a majority of the directors may from time to time appoint, or as may be designated in the notice calling the meeting.

Section 4.10. The first meeting of each newly elected board may be held at the same place and immediately after the meeting at which such directors were elected and no notice need be given to the newly elected directors in order legally to constitute the meeting; or it may convene at such time and place as may be fixed by the consent or consents in writing of all the directors provided to the corporation by notice pursuant to Section 12.5.

Section 4.11. Regular meetings of the board may be held at such time and places as shall be determined from time to time, by resolution of at least a majority of the board at a duly convened meeting, or by unanimous consent of the board provided to the corporation by notice pursuant to Section 12.5. Notice of each regular meeting of the board shall specify the date, place and hour of the meeting and shall be given each director at least 24 hours before the meeting.

Section 4.12. Special meetings of the board may be called by the chairman of the board, if there is one, or the president on 24 hours notice to each director, special meetings shall be called by the chairman of the board, if there is one, the president or secretary in like manner and on like notice on the request of two directors provided to the corporation by notice pursuant to Section 12.5. Notice of each special meeting of the board shall specify the date, place and hour of the meeting. The notice need not state the general nature of the business to be conducted at such special meeting.

Section 4.13. At all meetings of the board a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation or by these by-laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting. It shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

COMMITTEES OF DIRECTORS

Section 4.14. The board of directors may, by resolution adopted by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The board may specify such qualifications as it deems desirable for membership on any committee. Any such committee to the extent provided in such resolution or in the by-laws, shall have and exercise the authority of the board of directors in the management of the business and affairs of the corporation except as provided by statute. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. With respect to committee procedures, the term “board of directors” or “board,” when used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to any executive committee or other committee of the board.

PARTICIPATION IN THE MEETING BY TELEPHONE

Section 4.15. One or more directors may participate in a meeting of the board or of a committee of the board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and all directors so participating shall be deemed present at the meeting.

INFORMAL ACTION BY DIRECTORS OR COMMITTEES

Section 4.16. Any action which may be taken at a meeting of the directors or of the members of a committee of the board may be taken without a meeting if a consent or consents setting forth the action so taken shall be provided to the corporation by notice pursuant to Section 12.5 by all of the directors or the members of the committee, as the case may be, and shall be filed with the secretary of the corporation.

COMPENSATION OF DIRECTORS

Section 4.17. The board of directors may, by resolution of the board, fix the compensation of directors for their services. A director may also serve the corporation in any other capacity and receive compensation therefor.

LEAD DIRECTOR

Section 4.18. The Board may elect from its members an independent Lead Director, who shall have such powers and duties as prescribed by the Board. A director shall be deemed to be independent if he or she qualifies as an independent director under the listing standards of the primary national securities exchange on which the corporation’s common stock is listed.

ARTICLE V

OFFICERS

Section 5.1. The officers of the corporation shall be chosen by the directors and shall be a chairman of the board, if there is one, a chief executive officer, if there is one, a president, a secretary and a treasurer. The chairman of the board, the chief executive officer, the president and secretary shall be natural persons of full age; the treasurer may be a corporation, but if a natural person, shall be of full age. Any number of offices may be held by the same person.

Section 5.2. The board of directors, immediately after each annual meeting of shareholders, shall elect a president, a secretary and a treasurer, none of whom need be members of the board.

Section 5.3. The board of directors may also choose one or more vice presidents and such other officers and assistant officers and agents as the needs of the corporation may require who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be determined by resolution of the board.

Section 5.4. The board of directors shall have the power to define the duties of the officers and employees of the corporation; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to manage and administer the business and affairs of the corporation; to fix a mandatory retirement age for officers and employees.

Section 5.5. The officers of the corporation shall hold office until their successors are chosen and have qualified. Any officer or agent elected or appointed by the board of directors, may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The vacancy shall be filled by the board of directors if the board determines, in its sole discretion, to fill such vacancy.

THE CHAIRMAN OF THE BOARD

Section 5.6 The Board of Directors may elect from its members a chairman of the board, who shall preside at all meetings of the shareholders and directors. The chairman of the board shall have such powers and duties as prescribed by the board.

THE CHIEF EXECUTIVE OFFICER

Section 5.7 The Board of Directors may appoint a chief executive officer of the corporation. The chief executive officer shall have such powers and duties as prescribed by the board, and shall have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE PRESIDENT

Section 5.8. The president shall have such powers and duties as prescribed by the board. If the board of directors shall not have elected a chairman of the board, or if the chairman of the board is not available to serve, the president shall preside at all meetings of the shareholders and directors of the corporation.

Section 5.9. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE-PRESIDENTS

Section 5.10. The vice-president, or if there shall be more than one, the vice-presidents, in the order designated by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties as the board of directors may prescribe or the president may delegate to them.

THE SECRETARY

Section 5.11. The secretary shall attend all sessions of the board and all meetings of the shareholders and record all the votes of the corporation and the minutes of all the transactions in a book to be kept for that purpose, and shall perform like duties for the committees of the board of directors when required. He shall give, or cause to be given, notice of all meetings of the shareholders and of special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the corporate seal of the corporation, and, when authorized by the board, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

THE TREASURER

Section 5.12. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as shall be designated by the board of directors.

Section 5.13. He shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 5.14. If required by the board of directors, he shall give the corporation a bond in such sum, and with such surety or sureties as may be satisfactory to the board of directors, for the faithful discharge of the duties of his office and for the restoration to the corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

ARTICLE VI

CERTIFICATES OF SHARES

Section 6.1. The certificates of shares of the corporation shall be numbered and registered in a share register as they are issued. They shall exhibit the name of the registered holder and the number and class of shares and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value, as the case may be.

Section 6.2. Every share certificate shall be signed by the chairman of the board, if there is one, the president or a vice-president and the secretary or an assistant secretary or the treasurer or an assistant treasurer and shall be sealed with the corporate seal which may be a facsimile, engraved or printed, but where such certificate is signed by a transfer agent or by a transfer clerk of the corporation or a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued by the corporation with the same effect as if the officer had not ceased to be such at the time of its issue.

Section 6.3. Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof, a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class or series shall be identical. Notwithstanding anything herein to the contrary, the provisions of Sections 7.1 and 7.2 hereof shall be inapplicable to uncertificated shares and in lieu thereof the board of directors shall adopt alternative procedures for registration of transfers.

ARTICLE VII

TRANSFER OF SHARES

Section 7.1. Upon presentment to the corporation of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transfer registered upon the books of the corporation, unless the corporation has a duty to inquire as to adverse claims with respect to such transfer which has not been discharged. The corporation shall have no duty to inquire into adverse claims with respect to such transfer unless (a) the corporation has received a written notification of an adverse claim at a time and in a manner which affords the corporation a reasonable opportunity to act on it prior to the issuance of a new, reissued or re-registered share certificate and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant; or (b) the corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, by-laws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim.

Section 7.2. The corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him or, if there be no such address, at his residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty days from the date of mailing the notification, either (a) an appropriate restraining order, injunction or other process issued from a court of competent jurisdiction; or (b) an indemnity bond, sufficient in the corporation’s judgment to protect the corporation and any transfer agent, registrar or other agent of the corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the corporation.

ARTICLE VIII

FIXING RECORD DATE

Section 8.1. The board of directors may fix a time, not more than ninety (90) days prior to the date of any meeting of shareholders (other than an adjourned meeting) or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any meeting, or entitled to receive payment of any dividend or distribution, or to receive any such allotment or rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting or to receive payment or such dividend or to receive such allotments of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed. The board of directors may close the books of the corporation against transfer of shares during the whole or part of such period and in such case written or printed notice thereof shall be mailed at least ten (10) days before the closing thereof to each shareholder of record at the address appearing on the records of the corporation or supplied to the corporation for the purpose of notice.

ARTICLE IX

REGISTERED SHAREHOLDERS

Section 9.1. Prior to due presentment for transfer of any share or shares, the corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and to all other benefits of ownership with respect to such share or shares, and shall not be bound to recognize any equitable or other claim or interest in such share or shares, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Pennsylvania.

ARTICLE X

LOST CERTIFICATES

Section 10.1. If the owner of a share certificate claims that it has been lost, destroyed, or wrongfully taken, the corporation shall issue a new certificate in place of the original certificate if the owner so requests before the corporation has notice that the certificate has been acquired by a bona fide purchase, has filed with the corporation an indemnity bond and an affidavit of the facts satisfactory to the board of directors, and has complied with such other reasonable requirements, if any, as the board of directors may deem appropriate.

ARTICLE XI

DIVIDENDS

Section 11.1. Dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation relating thereto, if any, may be declared by the board of directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the corporation.

Section 11.2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

ARTICLE XII

GENERAL PROVISIONS

FINANCIAL REPORT TO SHAREHOLDERS

Section 12.1. The directors of the corporation shall not be required at any time to send to the shareholders financial statements or reports of the financial condition of the corporation, except as expressly required by law.

CHECKS AND NOTES

Section 12.2. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the board of directors may from time to time designate.

FISCAL YEAR

Section 12.3. The fiscal year of the corporation shall be the calendar year.

SEAL

Section 12.4. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Pennsylvania.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

NOTICES

Section 12.5. Whenever under the provisions of the statutes or of the articles of incorporation or of these by-laws, notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof through the mail or by telegram, charges prepaid, to his address appearing on the books of the corporation or supplied by him to the corporation for the purpose of notice. If the notice is sent by mail or by telegram, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Notice to shareholders of the corporation may also be given by other means as permitted by law. Notice to or from directors may be given by telephone, telegram, facsimile transmission and, with the prior consent of the director, by Internet or other means of electronic transmission.

Section 12.6. Whenever any written notice is required to be given by statute or by the articles of incorporation or by these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed the equivalent of the giving of such notice. Except in the case of a special meeting of shareholders, neither the business to be transacted nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of any person entitled to notice, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

ARTICLE XIV

INDEMNIFICATION

Section 14.1. The corporation shall indemnify, to the extent permitted under these Bylaws, any person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of the corporation), or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (such person being herein called an “Indemnified Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding (herein called collectively the (“Indemnified Liabilities”), unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

In addition the corporation shall indemnify any Indemnified Person against the Indemnified Liabilities to the full extent otherwise authorized by Pennsylvania law, including, without limitation, the indemnification permitted by Section 410 of the Business Corporation Law.

Section 14.2. The corporation shall have the power, but not the duty absent an express written undertaking by the corporation, to indemnify any person who is or was an agent of the corporation, or is or was serving at the request of the corporation as agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him by reason of his services on behalf of the corporation, except as prohibited by law.

Section 14.3. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized in the manner provided in Section 14.4 of this Article, upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article.

Section 14.4. (a) No indemnification under Section 14.1 of this Article (unless ordered by a court) shall be made by the corporation unless and until a determination is reasonably and promptly made that indemnification of the director, officer or employee is proper in the circumstances because he has satisfied the terms set forth in Section 14.1.

(b) Expenses shall be advanced by the corporation to a director or officer upon a determination that such person is an Indemnified Person as defined in Section 14.1 of this Article and has satisfied the terms set forth in Section 14.3 of this Article.

(c) All determinations under this Section 14.4 shall be made:

(1) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suite or proceeding, or

(2) If such a quorum is not obtainable, or, even if obtainable, if a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in written opinion, or

(3) By the shareholders.

Section 14.5. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 14.6. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.